INVESTMENT SUB-ADVISORY AGREEMENT

SCHEDULE A

AMENDED AS OF SEPTEMBER 24, 2017

Fund	Effective Date	Initial Period End	Compensation Percentage
NuShares Enhanced Yield U.S. Aggregate Bond ETF	August 2, 2016	August 1, 2018	50%
NuShares Short-Term REIT ETF	December 5, 2016	August 1, 2018	50%
NuShares ESG Large-Cap Growth ETF	December 7, 2016	August 1, 2018	50%
NuShares ESG Large-Cap Value ETF	December 7, 2016	August 1, 2018	50%
NuShares ESG Mid-Cap Growth ETF	December 7, 2016	August 1, 2018	50%
NuShares ESG Mid-Cap Value ETF	December 7, 2016	August 1, 2018	50%
NuShares ESG Small-Cap ETF	December 7, 2016	August 1, 2018	50%
NuShares Enhanced Yield 1-5 Year U.S. Aggregate Bond ETF	March 9, 2017	August 1, 2018	50%
NuShares ESG Emerging Markets Equity ETF	May 16, 2017	August 1, 2018	50%
NuShares ESG International Developed Markets Equity ETF	May 16, 2017	August 1, 2018	50%
NuShares ESG U.S. Aggregate Bond ETF	September 24, 2017	August 1, 2019	50%

[SIGNATURE PAGE FOLLOWS]

Signed: September 19, 2017

NUVEEN FUND ADVISORS, LLC, a	TEACHERS ADVISORS, LLC, a
Delaware limited liability company	Delaware limited liability company

By:	/s/ Christopher M. Rohrbacher	By:	/s/ Rachael Zufall
Title:	Managing Director	Title:	Assistant Secretary

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